Exhibit 99.6

February 11, 2026

BHAV Acquisition Corp (the “Company”)

255 Old New Brunswick Rd., Suite N210

Piscataway, NJ 08854

United States

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the references to my name in the Registration Statement on Form S-1 (the “Registration Statement”) of the Company and any amendments thereto, which indicate that I have accepted the nomination to become a director of the Company. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

By:	/s/ John Patrick O’Connell
	Name:	John Patrick O’Connell